AMENDMENT NO. 1 TO AGREEMENT OF LEASE
                      -------------------------------------


         THIS AMENDMENT TO AGREEMENT OF LEASE made as of the 17th day of August, 1994, by and between RIVERFRONT OFFICE PARK JOINT VENTURE, a Massachusetts joint venture (hereinafter referred to as "Landlord") and PEGASYSTEMS INC., a Massachusetts corporation (hereinafter referred to as "Tenant").


                                   WITNESSETH:
                                   -----------

         WHEREAS, the parties hereto are parties to a certain Agreement of Lease dated as of February 26, 1993 (hereinafter referred to as the "Lease"); and

         WHEREAS, the parties hereto desire to amend the Lease as hereinafter provided;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. Effective on the Sixth Floor Expansion Space Term Commencement Date (as hereinafter defined) there shall be added to the Demised Premises a portion of the sixth (6th) floor of the Building consisting of 11,514 rentable square feet of space, as shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the "Sixth Floor Expansion Space").

         2. (a) Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction by Tenant, Landlord shall, on or before November 1, 1994 (the "Original Sixth Floor Expansion Space Term Commencement Date") substantially complete the Tenant's Improvements (as defined in Exhibit B, which Exhibit is attached hereto and incorporated by reference), insofar as is practicable in view of Tenant's Acts (as hereinafter defined) or Tenant defaults, if any. For purposes hereof, the terms substantial completion or substantially complete shall mean (i) that the said Tenant's Improvements have been completed in compliance with the Sixth Floor Expansion Space Approved Final Plans (as defined in Exhibit B) with the exception of minor punch list items so that the Sixth Floor Expansion Space may be used for their intended purpose, excluding, however, any special items or long-lead items designated in the Sixth Floor Expansion Space Approved Final Plans and identified as such by Landlord, and (ii) that a certificate of occupancy or other permission for Tenant to occupy the Sixth Floor Expansion Space for their permitted use hereunder shall have been obtained; and (iii) that the date of substantial completion shall have been established and confirmed by a Certificate of Substantial Completion signed by Landlord's Architect, subject to Tenant's Architect's reasonable concurrence. In the event that any delay in delivery of possession of the Sixth Floor Expansion Space to Tenant past the date set forth in this Section 2(a) as the "Original Sixth Floor Expansion Space Term Commencement Date" is caused by or is attributable to the act or neglect of Tenant, its servants, agents, employees or independent contractors, including without limitation, as a consequence of any change orders to the Sixth Floor Expansion Space Approved Final Plans requested by Tenant and consented to by Landlord (provided that notice of such

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anticipated delay shall be given by Landlord to Tenant) (collectively "Tenant's
Acts"), the Sixth Floor Expansion Space Term Commencement Date shall be the later of the Original Sixth Floor Expansion Space Term Commencement Date or the date on which possession of the Sixth Floor Expansion Space would have been delivered to Tenant but for the delay caused by Tenant's Acts and Tenant shall be liable for Rent and other obligations under this Lease relating to the Sixth Floor Expansion Space from said Sixth Floor Expansion Space Term Commencement Date. Landlord shall notify Tenant as soon as reasonably practical following Landlord's awareness of the occurrence of any Tenant's Act which Landlord believes is likely to cause a delay in the delivery of possession of the Sixth Floor Expansion Space to Tenant. Each day of delay caused by Tenant's Acts shall postpone by one (1) day the Original Sixth Floor Expansion Space Term Commencement Date.

         (b) On or before three (3) weeks prior to the Sixth Floor Expansion Space Term Commencement Date, Landlord shall notify Tenant that Tenant and its contractor may have access to the Sixth Floor Expansion Space for the purpose of preparing the same for Tenant's occupancy. Such access shall be deemed to be pursuant to a license pursuant to Section 4.3 of the Lease and shall not be deemed to advance the Sixth Floor Expansion Space Term Commencement Date. Notwithstanding the fact that the Sixth Floor Expansion Space Term Commencement Date shall not have occurred, it is understood and agreed that the provisions of
Article 13 of the Lease shall become effective as to the Sixth Floor Expansion Space immediately upon the commencement of such access to Tenant, and, Tenant on or before the commencement date of such access shall furnish to Landlord a certificate of insurance pursuant to Section 13.2 of the Lease.

         3. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under Section 2 of this Amendment unless not later than sixty (60) days after the Sixth Floor Expansion Space Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed such obligations.

         4. To the extent that Tenant is permitted by Landlord to enter the Sixth Floor Expansion Space the prior to the Sixth Floor Expansion Space Term Commencement Date to undertake such work as is to be performed by Tenant in order to prepare the Sixth Floor Expansion Space for Tenant's occupancy, such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant. In no event shall Tenant interfere with any construction work being performed by or on behalf of Landlord in or around the Sixth Floor Expansion Space; without limiting the generality of the foregoing, Tenant shall comply with all instructions issued by Landlord's contractors relative to the moving of Tenant's equipment and other property into the Sixth Floor Expansion Space and shall pay any reasonable fees or costs imposed in connection therewith.

         5. Effective on the Sixth Floor Expansion Space Term Commencement Date,
Article 1(13) of the Lease is hereby amended to read in its entirety a follows:

         "(13)  Rentable Area of the Demised Premises:  34,864 square feet."


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                                        2

         6. Effective on the Sixth Floor Expansion Space Term Commencement Date,
Article 1(19) of the Lease is hereby amended to read in its entirety as follows to reflect an increase in the Yearly Fixed Rent payable under the Lease of $224,523 per annum (based upon a rental of $19.50 per square foot per annum):

       "(19)  Yearly Fixed Rent:   (a) Year one (1) of the Term of this Lease:
                                       --------------------------------------

                                    $364,260

                                    (b) Year two (2) of the Term of this Lease:
                                        ---------------------------------------

                                    $409,792.50 per annum until the Sixth Floor
                                    Expansion Space Term Commencement Date, and thereafter at the rate of $634,315.50 per annum.

                                    (c) Each of years three (3) through six (6)
                                    of the Term of this Lease:
                                    -------------------------------------------

                                    $679,848"

         7. Except as expressly provided herein, as used herein, all capitalized terms shall have the same meaning as set forth in the Lease.

         8. Except as herein expressly modified, the provisions of the Lease are hereby confirmed and ratified and shall continue in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

                                      RIVERFRONT OFFICE PARK JOINT VENTURE

                                      By:  RIVERFRONT OFFICE PARK ASSOCIATES

                                      By:  DARVEL REALTY TRUST
                                               Managing General Partner

                                      By: [Signature of Michael P. Sullivan]
                                         ---------------------------------------
                                           Michael P. Sullivan, Vice President

                                      PEGASYSTEMS INC.

                                      By: [Signature of Ira Vishner]
                                         --------------------------------------
                                           Vice President

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                                        3

                                                                      EXHIBIT B
                                                                      ---------

                 SIXTH FLOOR EXPANSION SPACE TENANT IMPROVEMENTS
                 ------------------------------------------------

A.       IMPROVEMENTS
         ------------

         1. Landlord's Work. Landlord shall cause the fit-up work and tenant improvements specified in the Sixth Floor Expansion Space Approval Final Plans (as hereinafter defined) (all such work being referred to as "Tenant's Improvements) to be substantially completed as provided herein.

         2. Tenant's Cash Allowance. Landlord shall provide to Tenant allowance (the "Fit- up Allowance") equal to the product of Twenty-five Dollars ($25.00) multiplied by the Rentable Area of the Sixth Floor Expansion Space (11,514 square feet) to pay for the cost of Tenant's Improvements. For purposes hereof, the cost of Tenant's Improvements shall be deemed to be the actual cost and expense charged to Landlord by Landlord's contractor for said Tenant's Improvements. In the event that the cost of Tenant's Improvements exceeds the Fit-up Allowance, the excess cost shall be promptly paid by Tenant, upon written request by Landlord, accompanied by reasonable supporting documentation establishing the amount then due and payable. In the event that the cost of Tenant's Improvements shall be less than the Fit-up Allowance (the difference between the cost of Tenant's Improvements and the maximum Fit-up Allowance being referred to as the "Fit-up Allowance Difference"), Landlord shall, credit the Fit-up Allowance Difference to Rent payable by Tenant under the Lease. Landlord will reimburse Tenant the sum of $16,635.63 to pay for the architectural and engineering costs and expenses of Tenant's Architect, Kodis Associates, in connection with the preparation of the Approved Final Plans and Specifications, within thirty (30) days following receipt by Landlord of invoices and supporting documentation thereof.

B.       PLANS AND SPECIFICATIONS
         ------------------------

         1. Preparation of Plans and Specifications. Landlord's Architect shall prepare architectural working drawings and specifications for the build out of the fit-up work to be done to the Sixth Floor Expansion Space. The final architectural working drawings and specifications, as approved by Landlord and Tenant, together with the electrical, mechanical and plumbing working drawings and specifications, shall constitute the "Sixth Floor Expansion Space Approved Final Plans". Landlord shall be solely responsible for the fees of Landlord's Architect.

         2. Time Requirements. The parties agree to the following time schedule:

By:  Date                                            Activity
- ---------                                            ---------

July 15, 1994     Kodis Associates to submit preliminary
                  telephone/data/electrical outlet location plan to Tenant for review and approval.


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July 18, 1994     Kodis Associates to complete design development for
                  review and approval by Tenant.

July 20, 1994     Landlord's Architect to send out requests for
                  proposals to construction managers.

July 21, 1994     Tenant to submit marked up telephone/data/electrical
                  outlet plans back to Kodis Associates for completion of these drawings.

July 22, 1994     Kodis Associates to submit final
                  telephone/data/electrical outlet locations plans to Bryer
                  Architects for distribution to engineers.

July 27, 1994     Construction manager selected.

August 1, 1994    Construction manager to bid demolition work.

August 12, 1994   Construction drawings complete by Kodis Associates,
                  Bryer Architects, and Cosentini.

August 29, 1994   Subcontractor bids due.

August 31, 1994   Demolition completed.

September 6, 1994 Construction begins.

October 26, 1994  Construction substantially completed.

November 1, 1994  Commencement date.

C.       INSPECTION
         ----------

         Tenant is authorized by Landlord to make periodic inspections of the Sixth Floor Expansion Space during construction provided that such inspections are made during normal business hours and that Tenant is accompanied by a representative of the Landlord or Landlord's contractor.

D.       FINAL INSPECTION OF SIXTH FLOOR EXPANSION SPACE
         -----------------------------------------------
         Prior to the Sixth Floor Expansion Space Term Commencement Date, Tenant together with the Landlord's Architect and contractor shall make a final inspection of the Sixth Floor Expansion Space to ascertain whether substantial completion has occurred. A punchlist of items to be completed or corrected shall be prepared.


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


E.       PAYMENT OF TENANT COSTS
         -----------------------

         In the event of a default by Tenant in payment of any amount payable by Tenant under this Exhibit B, Landlord shall (in addition to all other remedies) have the same rights as in case of default in Rent under the Lease.

1-263292.1

8/3/94
                                        6

                          [Graphic showing floorplan]

                             EXHIBIT A - 11,514 RSF


BRYER ARCHITECTS

1208 MASSACHUSETTS AVE
P.O. BOX 1545
CAMBRIDGE, MA 02238

617-864-8019


101 MAIN STREET
CAMBRIDGE, MA 02142

TENANT: PEGASYSTEMS INC
DATE:   08/10/94


6TH   FLOOR KEY PLAN

NOTE: THIS DRAWING IS FOR
      DESCRIPTIVE PURPOSES
      ONLY. IT HAS BEEN
      REDUCED FROM ITS
      ORIGINAL SCALE.